Exhibit 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Schmidt
Phone:	949.333.1721
Email:	jschmidt@steadfastcmg.com
STEADFAST INCOME REIT, INC. ANNOUNCES
RESULTS FOR THE PERIOD ENDED JUNE 30, 2011
     Irvine, Calif., August 10, 2011 — Steadfast Income REIT, Inc. (the “Company”) announced today its operating results for the period ended June 30, 2011.
     For the three and six months ended June 30, 2011, revenues totaled approximately $1.1 million and $2.0 million, respectively, while net loss was approximately $0.9 million and $1.9 million, respectively. Total assets grew from approximately $20 million at December 31, 2010 to approximately $40 million at June 30, 2011.
Second Quarter Highlights:
•	Generated modified funds from operations (“MFFO”), as defined by the Investment Program Association (IPA), of approximately $0.36 million in the three months ended June 30, 2011. (See the reconciliation of net loss to MFFO and accompanying notes contained within this release for additional information.)
•	Acquired two multifamily properties for an aggregate purchase price of approximately $17.7 million containing 350 residential units. These two properties were collectively 99% leased as of June 30, 2011.
•	Increased its property portfolio to approximately $35.3 million, representing 685 rentable units, with financing of approximately $25.8 million from secured debt and approximately $9.4 million from net proceeds from the sale of the Company’s common stock as of June 30, 2011.
•	Achieved an aggregate average occupancy at its property portfolio of 96.5% as of June 30, 2011.
•	Declared and paid quarterly distributions equal to an annualized rate of 7.0% to stockholders of record, based upon a $10.00 per share offering price.
•	Raised approximately $7.6 million in net proceeds from the sale of 918,944 shares of common stock in its public offering during the six months ended June 30, 2011 and approximately $20 million in our private and public offering to date through June 30, 2011.

     “Our management team continues to execute on our strategy of creating value for our shareholders by making accretive acquisitions of primarily established, income producing multifamily property investments positioned to benefit from the potential growth of the multifamily sector”, said Rodney Emery, CEO of the Company. “Although our REIT has just recently commenced its operations, relatively speaking, we believe that we are well on our way to fulfilling the investment objectives we set out to accomplish for our investors.”
Conference Call
The Company will host a conference call on Thursday, August 11, 2011 at 2:00 P.M. Eastern Time to discuss its operating results for the period ended June 30, 2011.
Live Conference Call Details
Domestic toll-free dial-in number: (877) 317-6789
Canada toll-free dial-in number: (866) 605-3852
International dial-in Number: (412) 317-6789
Details for the Replay of the Conference Call
Domestic toll-free dial-in number: (877) 344-7529
International Dial-In Number: (412) 317-0088
Conference ID for Replay: 10002577
Dates Available: August 11, 2011 at 4:00 PM ET to August 26, 2011 at 9:00 AM ET
A transcript of the call will be accessible through the Investor Information page of the Company’s web site at www.steadfastreits.com.
FINANCIAL TABLES AND NOTES FOLLOW

STEADFAST INCOME REIT, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$3,112,459	$758,600
Building and improvements	30,527,676	15,569,680
Tenant origination and absorption costs	1,683,022	1,224,044

Total real estate, cost	35,323,157	17,552,324
Less accumulated depreciation and amortization	(1,761,525)	(540,572)

Total real estate, net	33,561,632	17,011,752
Cash and cash equivalents	5,737,651	2,858,197
Restricted cash	392,220	—
Rents and other receivables	186,594	119,210
Deferred financing costs and other assets, net	371,756	182,523

Total assets	$40,249,853	$20,171,682

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued liabilities	$1,048,615	$831,501
Notes payable	25,822,000	11,650,000
Distributions payable	114,009	63,566
Due to affiliates, net	690,156	381,910

Total liabilities	27,674,780	12,926,977

Commitments and contingencies

Redeemable common stock	220,522	57,827

Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,999,000 shares authorized, 2,103,227 and 1,184,283 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	21,032	11,843
Convertible stock, $0.01 par value per share; 1,000 shares issued and outstanding as of June 30, 2011 and December 31, 2010	10	10
Additional paid-in capital	17,201,054	9,568,008
Cumulative distributions and net losses	(4,867,545)	(2,392,983)

Total stockholders’ equity	12,354,551	7,186,878
Noncontrolling interest	—	—

Total equity	12,354,551	7,186,878

Total liabilities and equity	$40,249,853	$20,171,682

STEADFAST INCOME REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Rental income	$968,250	$—	$1,738,142	$—
Tenant reimbursements and other	105,864	—	217,404	—

Total revenues	1,074,114	—	1,955,546	—

Expenses:
Operating, maintenance and management	336,141	—	694,038	—
Real estate taxes and insurance	50,158	—	211,693	—
Fees to affiliates	444,528	—	512,684	—
Depreciation and amortization	590,819	—	1,220,953	—
Interest expense	217,273	—	384,085	—
General and administrative expenses	28,171	378,755	523,416	378,755
Other acquisition costs	278,262	47,515	338,191	47,515

	1,945,352	426,270	3,885,060	426,270

Net loss	(871,238)	(426,270)	(1,929,514)	(426,270)
Net loss attributable to noncontrolling interest	—	—	—	—

Net loss attributable to common stockholders	$(871,238)	$(426,270)	$(1,929,514)	$(426,270)

Net loss per common share — basic and diluted	$(0.48)	$(2.85)	$(1.22)	$(2.10)

Weighted average number of common shares outstanding — basic and diluted	1,812,300	149,386	1,577,250	203,297

Distributions declared per common share	$0.174	$—	$0.347	$—

Steadfast Income REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Three and Six Months Ended June 30, 2011
     GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, established the measurement tool of funds from operations, or FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. The Company believes that FFO is helpful to its management and investors as an additional measure of the performance of an equity REIT. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper, which is referred to as the “White Paper,” and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
     In addition to FFO, the Company uses modified funds from operations, or MFFO, as defined by the Investment Program Association, or the IPA, as a non-GAAP supplemental financial performance measure to evaluate operating performance. MFFO includes funds generated by the operations of real estate investments and funds used in operations. MFFO is based on FFO, but includes certain additional adjustments which management believes are necessary due to changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO. These changes have prompted a significant increase in the magnitude of non-cash and non-operating items included in FFO, as defined. Such items include acquisition fees and expenses, amortization of above and below market intangible lease assets and liabilities, the effects of straight-line rent revenue recognition, accretion of discounts and amortization of premiums on debt investments, non-cash impairment charges of real estate related investments, gains and losses on the extinguishment or sale of debt or hedges, fair value adjustments to derivative instruments that do not qualify for hedge accounting treatment, adjustments related to contingent purchase price obligations and adjustments for consolidated and unconsolidated partnerships and joint ventures.
     The Company believes MFFO is useful to investors in evaluating how its portfolio might perform after the offering and acquisition stage has been completed and, as a result, may provide an indication of the sustainability of distributions in the future. However, as described in greater detail below, MFFO should not be considered as an alternative to net income (loss), nor as an indication of liquidity. Many of the adjustments to MFFO are similar to adjustments required by SEC rules for the presentation of pro forma business combination disclosures, particularly acquisition expenses, gains or losses recognized in business combinations and other activity not representative of future activities.
     Because MFFO is primarily affected by the same factors as FFO but without non-operating changes, particularly valuation changes, the Company believes the presentation of MFFO is useful to investors because fluctuations in MFFO are more indicative of changes in operating activities. MFFO is also more comparable in evaluating performance over time and as compared to other real estate companies, which may not be as involved in acquisition activities or as affected by impairments and other non-operating charges.
     FFO or MFFO should not be considered as an alternative to net income (loss), nor as indications of liquidity, nor are they either indicative of funds available to fund cash needs, including the ability to make distributions. In particular, as the Company is currently in the acquisition phase of its life cycle, acquisition costs and other adjustments which are increases to MFFO are, and may continue to be, a significant use of cash. MFFO also excludes impairment charges, rental revenue adjustments and unrealized gains and losses related to certain other fair value adjustments. Although the related holdings are not held for sale or used in trading activities, if the holdings were sold currently, it could affect operating results. Accordingly, both FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.
     The following is a reconciliation of net loss, computed in accordance with GAAP, to FFO and MFFO for the three and six months ended June 30, 2011:

	For the Three Months	For the Six Months
	Ended June 30, 2011	Ended June 30, 2011
Reconciliation of net loss to FFO:
Net loss attributable to common shareholders	$(871,238)	$(1,929,514)
Depreciation of real estate assets	202,737	369,605
Amortization of lease-related costs	388,082	851,348

FFO	(280,419)	(708,561)
Straight-line rent adjustment	—	—
Amortization of above or below market leases	—	—
Acquisition fees and expenses	640,945	700,874
Net loss attributable to noncontrolling interest	—	—

MFFO	$360,526	$(7,687)

About Steadfast Income REIT
     Steadfast Income REIT is a real estate investment trust that intends to use the proceeds from its ongoing public offering of up to $1.65 billion of common stock to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties.
     Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
###
This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Annual Report on Form 10-K for Steadfast Income REIT, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.